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Exhibit 4.7

THIS AMENDED AND RESTATED ACQUISITION TERM NOTE AMENDS AND RESTATES, BUT DOES NOT REPAY, EFFECTIVE SEPTEMBER 30, 2002, THE ACQUISITION TERM NOTE DATED MARCH 31, 2000 FROM DAVID W. AND JACQUELINE J. MENARD TO SOVEREIGN BANK IN THE STATED PRINCIPAL AMOUNT OF $300,000.00


                   AMENDED AND RESTATED ACQUISITION TERM NOTE


$300,000.00                                           Philadelphia, Pennsylvania
                                                        Date: September 30, 2002


         FOR VALUE RECEIVED, without set-off or deduction, the undersigned, DAVID W. and JACQUELINE J. MENARD ("Makers"), in accordance with the terms and conditions set forth below, hereby jointly and severally promise to pay to the order of SOVEREIGN BANK (the "Bank"), the principal sum of up to Three Hundred Thousand Dollars ($300,000.00), in lawful money of the United States of America, together with interest thereon from the date hereof at an annual rate equal to the "Prime Rate" (as defined herein) plus one-half percent (.50%), and both payable as hereinafter provided.

                  (a) The "Prime Rate" is the floating annual rate of interest that is announced from time to time by the Bank as the Prime Rate and is used by the Bank as a reference base with respect to different rates charged to borrowers. The Prime Rate shall change simultaneously and automatically upon the Bank's designation of any change in such Prime Rate. The Bank's determination and designation from time to time of the referenced rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower than or different from the Prime Rate.

                  (b) Interest on amounts advanced to Makers under this Note shall be payable monthly, in arrears, on the first day of each calendar month commencing on May 1, 2000.

                  (c) The principal balance of this Note shall be payable in three (3) equal, consecutive annual installments of $75,000.00 each, plus interest thereon, commencing on April 1, 2002, and continuing on the first day of each April thereafter until April 1, 2005, at which time the remaining unpaid principal balance of $75,000.00, plus all accrued interest thereon, shall be paid in full, or due in full upon the occurrence of an Event of Default (as defined in Article 8 of the Loan Agreement).

                  (d) Upon the occurrence of an Event of Default, the rate of interest shall be increased to a rate equal to two percent (2%) above the then current rate of interest specified herein (the "Default Rate"). Interest at the rate provided for herein, or the Default Rate, shall continue to accrue at such rate, and continue to be paid even after default, maturity, acceleration, recovery of judgment, bankruptcy or insolvency proceeding of any kind until such monetary default has been cured.


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                  (e) This Note shall be prepayable by Makers at any time
without penalty or premium but with accrued interest to the date of such prepayment on the amount prepaid, at anytime and from time to time, in whole or in part, upon notification to the Bank of such prepayment not later than 10:00 a.m. on the date of such prepayment.

                  (f) All payments of principal and interest with regard to this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, or at such other place as the Bank shall designate in writing.

                  (g) Makers shall not be obligated to pay and the Bank shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject the Bank to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Makers are required, under the provisions of the Loan and Security Agreement, dated March 31, 2000, among Moro Acquisition Corp., Makers and the Bank, as amended (the "Loan Agreement"), to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at a rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment is made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Bank to Makers.

                  (h) This Note is the Note referred to in Section 2.6 of the Loan Agreement and is entitled to all the benefits of such Loan Agreement and all the security referred to therein. In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

                  (i) All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Agreement (as defined in said Loan Agreement), which are to be kept and performed by Makers are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Makers covenant and agree to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

                  (j) Upon the occurrence of an Event of Default, then, and in such event, the Bank may declare this Note to be due and payable, whereupon the entire unpaid balance of principal, together with all accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything herein or in the Loan Agreement to the contrary notwithstanding.

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                  (k) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MAKERS HEREBY
IRREVOCABLY AUTHORIZE AND EMPOWER THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR AT ANY TIME FOR MAKERS IN ANY ACTION BROUGHT AGAINST SUCH MAKERS ON THIS NOTE AT THE SUIT OF THE BANK, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKERS FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAYABLE BY OR ON BEHALF OF MAKERS PURSUANT TO THE TERMS OF THIS NOTE OR THE LOAN AGREEMENT, AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT, ATTORNEY'S COMMISSION FOR COLLECTION OF FIVE PERCENT (5%) OF THE TOTAL AMOUNT THEN DUE BY MAKERS TO THE BANK (BUT IN ANY EVENT NOT LESS THAN ONE THOUSAND DOLLARS ($1,000)), AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER.

                  (l) The remedies of the Bank as provided herein or in the Loan Agreement, and the warranties contained herein or in the Loan Agreement, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Bank, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  (m) Makers hereby waive and release all errors, defects and imperfections in any proceedings instituted by the Bank under the terms of this Note or of the Loan Agreement, as well as all benefit that might accrue to Makers by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Makers agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by the Bank.

                  (n) Makers and all endorsers, sureties and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consent to any and all extensions of time, renewals, waivers, or payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution, and agree that additional Makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

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                  (o) The Bank shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Bank, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

                  (p) This instrument shall be governed by and construed according to the domestic, internal law (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

                  (q) Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Bank" and "Makers" shall be deemed to include the respective successors and assigns of the Bank and Makers.

                  (r) Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


         IN WITNESS WHEREOF, Makers, intending to be legally bound hereby, have caused this Note to be duly executed the day and year first above written.





                                                /s/  David W. Menard
                                         ---------------------------------------
                                                     David W. Menard




                                                /s/  Jacqueline J. Menard
                                         ---------------------------------------
                                                     Jacqueline J. Menard










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